SiriusPoint Announces Third Quarter 2021 Earnings Results

HAMILTON, Bermuda, November 3, 2021 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its third quarter ended September 30, 2021.

Third Quarter 2021 Highlights and Recent Developments
•Net loss of $48 million, or $0.34 per diluted common share
•Tangible diluted book value per share decreased $0.23, or 1.6%, from the second quarter of 2021 to $14.07
•Combined ratio of 152% and net underwriting loss of $266 million
•Catastrophe losses were $287 million or 56 percentage points on the Company’s combined ratio, including $132 million for the European floods and $100 million for Hurricane Ida
•Annualized return on average common equity of (7.8)%
•Net investment income of $200 million, including 16.3% return from our investment in the TP Enhanced Fund
•$369 million loss portfolio transfer transaction with the Compre Group executed on October 29 will be reflected in 4Q financials
Sid Sankaran, Chairman and Chief Executive Officer, SiriusPoint, said: “The losses the industry has reported - not just this quarter but in the past few years - serve to validate our focus on managing the volatility of our Property business, as we continue to implement the changes identified by our line-by-line business review. We are making strong progress exiting risks that no longer fit our risk profile or where we do not see attractive risk adjusted returns - the full impact of our efforts will materialize next year due to the heavy January renewal nature of the business. Our losses are offset this quarter by strong returns from our investment portfolio.

“Our focus remains on delivering sustainable underwriting profitability to create value for our shareholders. This will be achieved by reallocating capital away from property cat and investment risk into our MGA platform within Insurance & Services, combined with rigorous risk management and disciplined underwriting. We expect our actions and improvements each quarter to deliver progress towards the transformational and profitable company we are seeking to become.”
Key Financial Metrics
The following table shows certain key financial metrics for the three and nine months ended September 30, 2021 and 2020:

	Three months ended		Nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	($ in millions, except for per share data and ratios)
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(7.8)%	19.7%	9.8%	0.9%
Net underwriting loss (1)	$(265.8)	$(29.7)	$(223.8)	$(27.3)
Combined ratio (1)	151.9%	121.0%	118.1%	106.3%
Basic book value per share (2) (4)	$15.31	$16.88	$15.31	$16.88
Tangible basic book value per share (2) (4)	$14.22	$16.88	$14.22	$16.88
Diluted book value per share (2) (3) (4)	$15.14	$16.71	$15.14	$16.71
Tangible diluted book value per share (2) (4)	$14.07	$16.71	$14.07	$16.71
(1)See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.
(2)Basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share are non-GAAP financial measures.
(3)In the first quarter of 2021, we changed the method for calculating the dilutive effect of restricted shares, restricted share units and options to calculate the dilutive impact in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. See the accompanying reconciliations in “Non-GAAP Measures and Reconciliations & Key Performance Indicators”.
(4)Prior year comparatives represent amounts as of December 31, 2020.

Third Quarter 2021 Summary
Underwriting Results
The acquisition of Sirius Group, which occurred on February 26, 2021, has created a highly diversified portfolio with expanded underwriting capabilities, geographic footprint and product offerings. Effective January 1, 2021, the Company reports four operating segments: Accident & Health (“A&H”), Specialty, Property and Runoff & Other.
In addition, effective January 1, 2021, the Company changed its accounting policy for assumed written premium recognition. Previously, the Company estimated ultimate premium written for the entire contract period and recorded this estimate at inception of the contract. The Company changed its accounting policy to recognize premiums written ratably over the term of the related policy or reinsurance treaty. The change in accounting policy had no impact on the previously reported net income (loss) or shareholders’ equity attributable to SiriusPoint common shareholders. Prior period segment results have been adjusted to conform to the current period presentation.
Net premiums earned increased by $370.4 million, or 261.4%, to $512.1 million for the three months ended September 30, 2021 from $141.7 million for the three months ended September 30, 2020, primarily driven by an increase in net premiums earned of $390.6 million as a result of new premiums from the legacy Sirius Group companies.
Net premiums earned increased by $805.5 million, or 187.8%, to $1,234.4 million for the nine months ended September 30, 2021 from $428.9 million for the nine months ended September 30, 2020, primarily driven by an increase in net premiums earned of $866.4 million as a result of new premiums from the legacy Sirius Group companies from the date of acquisition.
We generated a net underwriting loss of $265.8 million and a combined ratio of 151.9% for the three months ended September 30, 2021, compared to a net underwriting loss of $29.7 million and a combined ratio of 121.0% for the three months ended September 30, 2020. The change in net underwriting results was primarily driven by catastrophe losses from the European floods and Hurricane Ida.
We generated a net underwriting loss of $223.8 million and a combined ratio of 118.1% for the nine months ended September 30, 2021, compared to a net underwriting loss of $27.3 million and a combined ratio of 106.3% for the nine months ended September 30, 2020. The adverse effect on underwriting results again was primarily driven by catastrophe losses from the European floods and Hurricane Ida.
Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended September 30, 2021 were $286.5 million, or 55.9 percentage points on the combined ratio, including $132 million for the European floods and $100 million for Hurricane Ida, based on our ground-up assessment of client exposed business to each event and a top-down estimate, based on industry loss for each event, which are consistent with our view of industry loss estimates of $14 billion and $40 billion, respectively, and an estimate of our market share. Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended September 30, 2020 were $29.6 million, or 20.9 percentage points on the combined ratio, related to Hurricane Laura and other third quarter catastrophes.
Catastrophe losses, net of reinsurance and reinstatement premiums, for the nine months ended September 30, 2021 were $304.9 million, or 24.7 percentage points on the combined ratio, including $132 million for the European floods, $100 million for Hurricane Ida, and other catastrophes. Catastrophe losses, net of reinsurance and reinstatement premiums, for the nine months ended September 30, 2020 were $29.6 million, or 6.9 percentage points on the combined ratio, related to Hurricane Laura and other third quarter catastrophes.
A&H Segment
Gross premiums written in the A&H segment were $118.1 million for the three months ended September 30, 2021, an increase of $117.9 million compared to the three months ended September 30, 2020, primarily driven by an increase in premiums of $118.1 million as a result of new premiums from the legacy Sirius Group companies.
For the three months ended September 30, 2021, the A&H segment generated net underwriting income of $15.2 million and a combined ratio of 86.4%, compared to net underwriting income of $0.1 million for the three months ended September 30, 2020. The change in net underwriting results for the three months ended September 30, 2021, compared to the three months ended September 30, 2020, was primarily driven by favorable loss ratio trends in its healthcare products due to the recognition of lower healthcare utilization rates that we attribute to the COVID-19 global pandemic.
Specialty Segment
Gross premiums written in the Specialty segment were $350.9 million for the three months ended September 30, 2021, an increase of $271.9 million, or 344.2%, compared to the three months ended September 30, 2020, primarily driven by an increase in premiums of $181.5 million as a result of new premiums from the legacy Sirius Group companies and due to an increase in premium written from our new MGA partnerships, in which we invest capital and expertise.

The Specialty segment generated a net underwriting loss of $6.4 million and a combined ratio of 102.6% for the three months ended September 30, 2021, compared to a net underwriting loss of $1.3 million and a combined ratio of 101.4% for the three months ended September 30, 2020.
Property Segment
Gross premiums written in the Property segment were $182.0 million for the three months ended September 30, 2021, an increase of $139.4 million, or 327.2%, compared to the three months ended September 30, 2020, primarily driven by an increase in premiums of $173.2 million as a result of new premiums from the legacy Sirius Group companies.
The Property segment generated a net underwriting loss of $264.7 million and a combined ratio of 275.6% for the three months ended September 30, 2021, compared to a net underwriting loss of $27.0 million and a combined ratio of 154.2% for the three months ended September 30, 2020. The change in underwriting results for the three months ended September 30, 2021, compared to the three months ended September 30, 2020, was primarily driven by increased catastrophe losses from the European floods and Hurricane Ida.
Runoff & Other Segment
Gross premiums written in the Runoff & Other segment were $2.7 million for the three months ended September 30, 2021, a decrease of $0.2 million compared to the three months ended September 30, 2020.
The Runoff & Other segment generated a net underwriting loss of $9.9 million for the three months ended September 30, 2021, compared to a net underwriting loss of $1.5 million for the three months ended September 30, 2020. For the three months ended September 30, 2021, other underwriting expenses include $9.8 million of expenses, of which $7.1 million was accelerated during the third quarter of 2021, relating to interest crediting features in certain reinsurance and deposit contracts, compared to $1.3 million for the three months ended September 30, 2020. We will reassess capacity to underwrite these risks in the future as a result of the loss portfolio transfer.
Investments
Net investment income was $199.8 million for the three months ended September 30, 2021, compared to net investment income of $122.0 million for the three months ended September 30, 2020. Net investment income for the three months ended September 30, 2021 was primarily attributable to net investment income of $201.0 million. from our investment in the TP Enhanced Fund, corresponding to a 16.3% return. For the nine months ended September 30, 2021, net investment income from the TP Enhanced Fund totaled $398.8 million, corresponding to a 38.3% return. The returns were primarily attributable to long event/fundamental and activist equities, in particular strong performance from the fund’s largest positions.
Net investment income for the three months ended September 30, 2020 was primarily attributable to net investment income of $110.6 million from our investment in the TP Enhanced Fund, corresponding to a 14.6% return. Equity markets continued to rebound with technology-oriented stocks leading out-performance globally.
Loss Portfolio Transfer with the Compre Group
On July 30, 2021, we agreed, subject to applicable regulatory approvals and other closing conditions, to enter into a loss portfolio transfer transaction with Pallas Reinsurance Company Ltd., a subsidiary of the Compre Group, an insurance and reinsurance legacy specialist, and on October 29, 2021, we executed definitive agreements in respect of the loss portfolio transfer and the services to be provided in connection therewith (collectively, the “LPT”). The LPT covers $369 million of the Company’s loss reserves for the subject business, including much of the legacy Sirius Group runoff portfolio, including asbestos and environmental lines, for a premium of $388 million. We will recognize an estimated net charge of $23 million, including approximately $4 million of federal excise tax expense, in the fourth quarter of 2021, subject to post-closing adjustments.
Our transaction with the Compre Group underscores the ongoing transformation of SiriusPoint, our focus on optimizing capital allocation and rebalancing towards insurance and higher margin and growth lines, and provides further certainty on SiriusPoint’s reserve position. Following the completion of the LPT, our net loss reserves from Runoff business were reduced by 46%.

Conference Call Details
The Company will hold a conference call to discuss its third quarter 2021 results at 8:30 a.m. Eastern Time on November 4, 2021. The call will be webcast live over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-855-327-6838 (domestic) or 1-604-235-2082 (international). Participants should ask for the SiriusPoint Ltd. third quarter 2021 earnings call.
A replay of the live conference call will be available approximately two hours after the call. The replay will be available on the Company’s website at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding optimizing capital allocation, rebalancing towards insurance and reducing our risk profile, creating a sustainable long-term franchise and profitability. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the costs, expenses and difficulties of the integration of the operations of Sirius Group; the impact of the novel coronavirus (COVID-19) pandemic or other unpredictable catastrophic events including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, continued low interest rates, equity market volatility and ongoing business and financial market impacts of COVID-19 associated economic downturn; fluctuations in our results of operations; a downgrade or withdrawal of our financial ratings; inadequacy of loss and loss adjustment expense reserves; the effects of global climate change; periods characterized by excess underwriting capacity and unfavorable premium rates and/or reduced returns or losses in SiriusPoint’s investment portfolio; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; SiriusPoint’s significant deferred tax assets, which could become devalued if either SiriusPoint does not generate future taxable income or applicable corporate tax rates are reduced; the lack of availability of capital; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; technology breaches; our concentrated exposure in Third Point Enhanced LP (the “TP Enhanced Fund”) whose investment strategy may bear substantial investment risks; our lack of control of the TP Enhanced Fund and Third Point LLC, who invest and manage our capital accounts, and we have limited ability to withdraw our capital accounts; conflicts of interest among various members of Third Point Advisors LLC, TP Enhanced Fund, Third Point LLC and SiriusPoint; and other risks and uncertainties listed in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and any subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Book value per share metrics are non-GAAP financial measures. We believe that long-term growth in book value per share is an important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About the Company
SiriusPoint is a global insurer and reinsurer providing solutions to clients and brokers in almost 150 countries. Bermuda-headquartered with offices around the world, we are listed on the New York Stock Exchange (SPNT). We write a global portfolio of Accident & Health, Specialty, Property and Runoff & Other business, combining data and creative thinking to underwrite risks with skill and discipline. With over $3 billion total capital as of September 30, 2021, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information please visit www.siriuspt.com.
Contacts
Investor Relations
Clare Kerrigan - Corporate Communications and Investor Relations
clare.kerrigan@siriuspt.com
+1 441 542-3333

SIRIUSPOINT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2021 and December 31, 2020
(expressed in millions of U.S. dollars, except per share and share amounts)

	September 30, 2021	December 31, 2020
Assets
Investments in related party investment funds, at fair value (cost - $891.9; 2020 - $891.9)	$1,456.8	$1,055.6
Debt securities, trading, at fair value (cost - $2,111.3; 2020 - $91.4)	2,100.9	101.3
Short-term investments, at fair value (cost - $1,057.9; 2020 - N/A)	1,057.9	—
Equity securities, trading, at fair value (cost - $4.9; 2020 - N/A)	3.4	—
Other long-term investments, at fair value (cost - $400.7; 2020 - $4.0)	454.5	4.0
Total investments	5,073.5	1,160.9
Cash and cash equivalents	701.2	526.0
Restricted cash and cash equivalents	1,482.3	1,187.9
Due from brokers	51.4	94.9
Interest and dividends receivable	8.6	0.9
Insurance and reinsurance balances receivable, net	1,621.4	441.9
Deferred acquisition costs, net and value of business acquired	220.2	68.6
Unearned premiums ceded	248.3	20.5
Loss and loss adjustment expenses recoverable, net	843.5	14.4
Deferred tax asset	194.2	0.4
Intangible assets	173.7	—
Other assets	97.0	18.8
Total assets	$10,715.3	$3,535.2
Liabilities
Loss and loss adjustment expense reserves	$4,862.3	$1,310.1
Unearned premium reserves	1,215.4	284.8
Reinsurance balances payable	596.4	78.1
Deposit liabilities	154.0	153.0
Securities sold, not yet purchased, at fair value	2.9	12.0
Due to brokers	9.6	—
Accounts payable, accrued expenses and other liabilities	154.1	17.6
Deferred tax liability	152.2	—
Liability-classified capital instruments	103.4	—
Debt	827.0	114.3
Total liabilities	8,077.3	1,969.9
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	—
Common shares (issued and outstanding: 161,949,037; 2020 - 95,582,733)	16.2	9.6
Additional paid-in capital	1,654.3	933.9
Retained earnings	767.8	620.4
Accumulated other comprehensive loss	(0.3)	—
Shareholders’ equity attributable to SiriusPoint shareholders	2,638.0	1,563.9
Noncontrolling interests	—	1.4
Total shareholders’ equity	2,638.0	1,565.3
Total liabilities, noncontrolling interests and shareholders’ equity	$10,715.3	$3,535.2

SIRIUSPOINT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and nine months ended September 30, 2021 and 2020
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues
Net premiums earned	$512.1	$141.7	$1,234.4	$428.9
Net realized and unrealized investment gains (losses)	(11.7)	7.0	43.7	54.6
Net investment income from investments in related party investment funds	202.4	110.6	401.2	8.3
Other net investment income	9.1	4.4	18.8	11.2
Net investment income	199.8	122.0	463.7	74.1
Other revenues	20.7	—	47.1	—
Total revenues	732.6	263.7	1,745.2	503.0
Expenses
Loss and loss adjustment expenses incurred, net	581.7	110.5	984.9	287.4
Acquisition costs, net	106.9	54.8	281.5	147.7
Other underwriting expenses	89.3	6.1	191.8	21.1
Net corporate and other expenses	19.5	14.9	113.5	30.2
Intangible asset amortization	2.0	—	4.1	—
Interest expense	9.7	2.1	24.4	6.2
Foreign exchange (gains) losses	(16.1)	5.9	(16.5)	(3.1)
Total expenses	793.0	194.3	1,583.7	489.5
Income (loss) before income tax (expense) benefit	(60.4)	69.4	161.5	13.5
Income tax (expense) benefit	13.0	(0.7)	(6.4)	(4.4)
Net income (loss)	(47.4)	68.7	155.1	9.1
Net loss attributable to noncontrolling interests	3.4	—	1.8	—
Net income (loss) available to SiriusPoint	(44.0)	68.7	156.9	9.1
Dividends on Series B preference shares	(4.0)	—	(9.5)	—
Net income (loss) available to SiriusPoint common shareholders	$(48.0)	$68.7	$147.4	$9.1
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$(0.30)	$0.74	$0.94	$0.10
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$(0.34)	$0.73	$0.92	$0.10
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	159,225,772	92,613,393	145,095,270	92,466,813
Diluted	160,240,888	92,969,646	147,597,964	92,877,674

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended September 30, 2021
	A&H	Specialty	Property	Runoff & Other	Total
Gross premiums written (1)	$118.1	$350.9	$182.0	$2.7	$653.7
Net premiums written (1)	88.4	306.8	91.0	5.1	491.3
Net premiums earned (1)	111.7	240.6	150.8	9.0	512.1
Loss and loss adjustment expenses incurred, net (2)	55.8	155.6	362.5	7.8	581.7
Acquisition costs, net	10.5	65.8	30.9	(0.3)	106.9
Other underwriting expenses (2)	30.2	25.6	22.1	11.4	89.3
Net underwriting income (loss)	$15.2	$(6.4)	$(264.7)	$(9.9)	(265.8)
Other revenues					20.7
Net investment income					199.8
Net corporate and other expenses					(19.5)
Intangible asset amortization					(2.0)
Interest expense					(9.7)
Foreign exchange gains					16.1
Loss before income tax benefit					$(60.4)

Underwriting Ratios: (3)
Loss ratio	50.0%	64.7%	240.4%	NM	113.6%
Acquisition cost ratio	9.4%	27.3%	20.5%	NM	20.9%
Other underwriting expenses ratio	27.0%	10.6%	14.7%	NM	17.4%
Combined ratio (4)	86.4%	102.6%	275.6%	NM	151.9%

	Three months ended September 30, 2020
	A&H	Specialty	Property	Runoff & Other	Total
Gross premiums written (1)	$0.2	$79.0	$42.6	$2.9	$124.7
Net premiums written (1)	0.2	76.7	36.6	2.9	116.4
Net premiums earned (1)	0.6	87.7	49.8	3.6	141.7
Loss and loss adjustment expenses incurred, net (2)	0.4	67.9	62.2	(20.0)	110.5
Acquisition costs, net	0.1	18.0	13.0	23.7	54.8
Other underwriting expenses (2)	—	3.1	1.6	1.4	6.1
Net underwriting income (loss)	$0.1	$(1.3)	$(27.0)	$(1.5)	(29.7)
Net investment income					122.0
Net corporate and other expenses					(14.9)
Interest expense					(2.1)
Foreign exchange losses					(5.9)
Income before income tax expense					$69.4

Underwriting Ratios: (3)
Loss ratio	66.7%	77.4%	124.9%	NM	78.0%
Acquisition cost ratio	16.7%	20.5%	26.1%	NM	38.7%
Other underwriting expenses ratio	—%	3.5%	3.2%	NM	4.3%
Combined ratio (4)	83.4%	101.4%	154.2%	NM	121.0%

(1)Includes service fee revenue from the Company’s MGUs of $12.5 million for the three months ended September 30, 2021 (2020 - $nil).
(2)Loss and loss adjustment expenses incurred, net and other underwriting expenses include expenses associated with the Company’s MGUs of $3.6 million and $24.5 million, respectively, for the three months ended September 30, 2021 (2020 - $nil and $nil, respectively).
(3)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(4)Ratios considered not meaningful ("NM") to Runoff & Other.
(5)The Company modified the presentation of its operating segments in the first quarter of 2021 to better align with the manner in which management monitors the performance of its operations. This change was primarily due to the Company’s acquisition of Sirius Group. Prior period segment results have been adjusted to conform to the current period presentation.

	Nine months ended September 30, 2021
	A&H	Specialty	Property	Runoff & Other	Total
Gross premiums written (1)	$343.5	$807.9	$457.3	$(25.7)	$1,583.0
Net premiums written (1)	267.8	692.4	324.6	(24.2)	1,260.6
Net premiums earned (1)	250.4	610.7	385.4	(12.1)	1,234.4
Loss and loss adjustment expenses incurred, net (2)	121.9	393.9	482.2	(13.1)	984.9
Acquisition costs, net	35.4	168.9	79.7	(2.5)	281.5
Other underwriting expenses (2)	69.5	54.7	52.6	15.0	191.8
Net underwriting income (loss)	$23.6	$(6.8)	$(229.1)	$(11.5)	(223.8)
Other revenues					47.1
Net investment income					463.7
Net corporate and other expenses					(113.5)
Intangible asset amortization					(4.1)
Interest expense					(24.4)
Foreign exchange gains					16.5
Income before income tax expense					$161.5

Underwriting Ratios: (3)
Loss ratio	48.7%	64.5%	125.1%	NM	79.8%
Acquisition cost ratio	14.1%	27.7%	20.7%	NM	22.8%
Other underwriting expenses ratio	27.8%	9.0%	13.6%	NM	15.5%
Combined ratio (4)	90.6%	101.2%	159.4%	NM	118.1%

	Nine months ended September 30, 2020
	A&H	Specialty	Property	Runoff & Other	Total
Gross premiums written (1)	$2.8	$232.2	$160.2	$3.0	$398.2
Net premiums written (1)	2.8	224.3	138.9	3.0	369.0
Net premiums earned (1)	2.5	285.6	135.9	4.9	428.9
Loss and loss adjustment expenses incurred, net (2)	3.7	203.1	99.5	(18.9)	287.4
Acquisition costs, net	0.3	85.3	38.8	23.3	147.7
Other underwriting expenses (2)	0.1	12.4	4.7	3.9	21.1
Net underwriting loss	$(1.6)	$(15.2)	$(7.1)	$(3.4)	(27.3)
Net investment income					74.1
Net corporate and other expenses					(30.2)
Interest expense					(6.2)
Foreign exchange gains					3.1
Income before income tax expense					$13.5

Underwriting Ratios: (3)
Loss ratio	148.0%	71.1%	73.2%	NM	67.0%
Acquisition cost ratio	12.0%	29.9%	28.6%	NM	34.4%
Other underwriting expenses ratio	4.0%	4.3%	3.5%	NM	4.9%
Combined ratio (4)	164.0%	105.3%	105.3%	NM	106.3%
(1)Includes service fee revenue from the Company’s MGUs of $37.3 million for the nine months ended September 30, 2021 (2020 - $nil).
(2)Loss and loss adjustment expenses incurred, net and other underwriting expenses include expenses associated with the Company’s MGUs of $8.0 million and $55.4 million, respectively, for the nine months ended September 30, 2021 (2020 - $nil and $nil, respectively).
(3)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(4)Ratios considered not meaningful ("NM") to Runoff & Other.
(5)The Company modified the presentation of its operating segments in the first quarter of 2021 to better align with the manner in which management monitors the performance of its operations. This change was primarily due to the Company’s acquisition of Sirius Group. Prior period segment results have been adjusted to conform to the current period presentation.

SIRIUSPOINT LTD.
NON-GAAP MEASURES AND RECONCILIATIONS & KEY PERFORMANCE INDICATORS
Key Performance Indicator
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income (loss) available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders' equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and nine months ended September 30, 2021 and 2020 was calculated as follows:

	Three months ended		Nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	($ in millions)
Net income (loss) available to SiriusPoint common shareholders	$(48.0)	$68.7	$147.4	$9.1
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	$2,480.1	$1,357.3	$1,563.9	$1,414.1
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,438.0	1,427.6	2,438.0	1,427.6
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,459.1	$1,392.5	$2,001.0	$1,420.9
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(7.8)%	19.7%	9.8%	0.9%
Net Underwriting Income (Loss)
We measure segment performance for our underwriting segments based on net underwriting income or loss. Net underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned as revenues, including service fee revenue from the Company’s managing general underwriting subsidiaries, and loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses as expenses. Other underwriting expenses include those operating expenses that are incremental and/or directly attributable to our individual underwriting operations. See the accompanying Segment Reporting above for a calculation of net underwriting income (loss).
Combined Ratio
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by net premiums earned. This ratio is a key indicator of a company’s underwriting profitability. See the accompanying Segment Reporting above for a calculation of the combined ratio.
Basic Book Value Per Share, Tangible Basic Book Value Per Share, Diluted Book Value Per Share, Tangible Diluted Book Value Per Share
Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of issued unvested restricted shares, at period end.
Tangible basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing tangible common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Tangible book value per share is useful to investors because it measures the realizable value of shareholder returns, excluding the impact of intangible assets.
Diluted book value per share and tangible diluted book value per share, as presented, are non-GAAP financial measures and are calculated using the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. The dilutive effect of restricted shares, restricted share units and options are calculated in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. We have also followed a similar approach for calculating dilution for warrants, Series A preference shares, Upside Rights and other potentially dilutive securities issued as part of our acquisition of Sirius Group.

The following table sets forth the of basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share as of September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Basic and diluted book value per share numerator:	($ in millions, except share and per share amounts)
Shareholders' equity attributable to SiriusPoint shareholders	$2,638.0	$1,563.9
Less: Series B preference shares	(200.0)	—
Common shareholders’ equity attributable to SiriusPoint common shareholders - basic	2,438.0	1,563.9
Plus: carrying value of Series A preference shares issued in merger	31.2	—
Common shareholders’ equity attributable to SiriusPoint common shareholders - diluted	2,469.2	1,563.9
Less: intangible assets	(173.7)	—
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - basic	2,264.3	1,563.9
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - diluted	$2,295.5	$1,563.9
Basic and diluted book value per share denominator:
Common shares outstanding	161,949,037	95,582,733
Unvested restricted shares	(2,687,612)	(2,933,993)
Basic book value per share denominator	159,261,425	92,648,740
Effect of dilutive Series A preference shares issued in merger	1,015,116	—
Effect of dilutive warrants	—	—
Effect of dilutive stock options, restricted shares and restricted share units issued to directors and employees	2,825,401	969,386
Diluted book value per share denominator	163,101,942	93,618,126

Basic book value per share	$15.31	$16.88
Tangible basic book value per share	$14.22	$16.88
Diluted book value per share	$15.14	$16.71
Tangible diluted book value per share	$14.07	$16.71